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          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report dated February 4, 1999, relating to the consolidated financial statements of Harbor Bancorp, Inc. and Subsidiary, and our report, dated January 26, 1999, relating to the consolidated financial statements of Pacific Financial Corporation and Subsidiary, and to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.



/s/  KNIGHT, VALE & GREGORY, INC, P.S.


October 15, 1999
Tacoma, Washington